KPMG   PEAT MARWICK LLP

               CityPlace II
               Hartford, CT 06103-4103









                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors
Webster Financial Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-13244 and 33-38286) on Forms S-8 of Webster Financial Corporation of our report dated January 21, 1997, except as to Notes 2 and 18, as to which the date is February 1, 1997, relating to the consolidated statements of condition of Webster Financial Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Webster Financial Corporation.


                                      /s/  KPMG Peat Marwick LLP




Hartford, Connecticut
March 25, 1997